As filed with the Securities and Exchange Commission on January 14, 1999
                                                      Registration No. 333-67633
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              ---------------------
                        PRE-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                    THE FIRST AMERICAN FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)

   California                          6361                      95-1068610
 (State or Other                 (Primary Standard            (I.R.S. Employer
Jurisdiction of                     Industrial               Identification No.)
Incorporation of                  Classification
 Organization)                       Code No.)

                              114 East Fifth Street
                        Santa Ana, California 92701-4642
                                 (800) 854-3643
          (Address, Including Zip Code, and Telephone Number, Including
             Area Code, of Registrant's Principal Executive Offices)

Mark R Arnesen, Esq.                               (Copy to)
Secretary                                          Neil W. Rust, Esq.
The First American Financial Corporation           White & Case LLP
114 East Fifth Street                              633 West Fifth Street
Santa Ana, California 92701                        Los Angeles, California 90071
(714) 558-3211                                     (213) 620-7700
(Name, Address, Including Zip Code, and
Telephone Number, Including Area Code, of
Agent For Service)

     Approximate date of commencement of proposed sale to the public: as soon as practicable after this Registration Statement becomes effective.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ( )

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or reinvestment plans, check the following box. (X)

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ( ) Registration No.
_______.

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ( ) Registration No. _______.

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ( )

                         CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------
             Title of                                         Proposed
            Each Class                                        Maximum              Proposed
           of Securities                   Amount            Aggregate             Maximum             Amount of
               To Be                       To Be               Price              Aggregate          Registration
            Registered                   Registered         Per Unit<F1>       Offering Price<F1>        Fee<F2>
------------------------------------ ------------------- ------------------- --------------------- ------------------
common shares, $1.00 par value       521,740 shares      $32                 $16,695,680           $4,641
=====================================================================================================================

(1)  Estimated  solely for the purpose of calculating the  registration fee in accordance with Rule 457(c) under the Securities Act, based on the average of the high and low prices of the common shares  registered on the New York Stock  Exchange as of November
     19, 1998.

(2)  Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS
                              521,740 COMMON SHARES
                    THE FIRST AMERICAN FINANCIAL CORPORATION

                                [GRAPHIC OMITTED]

Offer by the Selling Shareholders.

o We have prepared this prospectus for use by certain persons that hold our unregistered common shares, $1.00 par value, in order to allow them to sell such shares without the restrictions imposed on the sale of unregistered securities by the federal securities laws.

o A list of the selling shareholders may be found in the section of this prospectus entitled "Selling Shareholders."

Share Price

o The sale price of the shares offered pursuant to this prospectus may be negotiated, fixed by formula (possibly subject to change), or determined by the market price of the shares at the time of sale by the selling shareholders.

An Investment in Our Company Entails Risk

o Before making an investment in our common shares, you should consider carefully the "Risk Factors" beginning on page 1.

Our Business.
o We provide real estate-related financial and informational services to real property buyers and mortgage lenders.

Our Common Shares.

o The common shares offered by this prospectus will be listed for trading on the New York Stock Exchange.

o The trading symbol for our common shares on the New York Stock Exchange is "FAF."

o On January 13, 1999, the closing price of our common shares on the New York Stock Exchange was $32.625.


Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

              The date of this prospectus is ______________, 1999.

                      WHERE YOU CAN FIND MORE INFORMATION;
                           INCORPORATION BY REFERENCE

     We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). You may read and copy, upon payment of a fee set by the SEC, any document that we file with the SEC at its public reference rooms in Washington, D.C. (450 Fifth Street, N.W., 20549), New York, New York (Seven World Trade Center, 13th Floor, Suite 1300, 10048) and Chicago, Illinois (Citicorp Center, 500 West Madison Street, 14th Floor, Suite 1400, 60661). You may also call the SEC at 1-800-432-0330 for more information on the public reference rooms. Our filings are also available to the public on the internet, through the SEC's EDGAR database. You may access the EDGAR database at the SEC's web site at http://www.sec.gov.

     The SEC allows us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information in this prospectus. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about our company, including information concerning its financial performance.

o    Annual Report on Form 10-K for the fiscal year ended December 31, 1997.

o Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1998, June 30, 1998 and September 30, 1998.

o Current Reports on Form 8-K dated January 23, 1998, January 27, 1998, March 18, 1998, March 31, 1998, April 7, 1998, June 26, 1998 and October 22,
     1998.

o The description of our common shares, $1.00 par value, contained in our Registration Statement on Form 8-A, dated November 19, 1993, which registers the shares under Section 12(b) of the Exchange Act.

o The description of Rights to Purchase Series A Junior Participating Preferred Shares, which may be transferred with our common shares, contained in our Registration Statement on Form 8-A, dated November 7, 1997, which registers the rights under Section 12(b) of the Exchange Act.

We are also incorporating by reference any additional documents that we file with the SEC between the date of this prospectus and the earlier of (i) the date on which all of the common shares offered pursuant to this prospectus are resold by the persons or entities who or which acquire them from the company and (ii) the date that is one year following the last date on which common shares offered pursuant to this prospectus are issued.

(inside cover page continued)

     This prospectus is part of a registration statement (on Form S-3) we have filed with the SEC relating to our common shares registered under this prospectus. As permitted by SEC rules, this prospectus does not contain all of the information contained in the registration statement and accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, the exhibits and schedules for more information about us and our common shares. The registration statement, exhibits and schedules are also available at the SEC's public reference rooms or through its EDGAR database on the internet.

     You may obtain a copy of these filings at no cost by writing to us at The First American Financial Corporation, 114 East Fifth Street, Santa Ana, California 92701-4642, Attention: Mark R Arnesen, or by telephoning us at (714) 558-3211.

                        SPECIAL NOTE OF CAUTION REGARDING
                           FORWARD-LOOKING STATEMENTS

     Certain statements contained in (a) this prospectus, (b) any applicable prospectus supplement and (c) the documents incorporated by reference into this prospectus, may constitute "forward-looking statements" within the meaning of the federal securities laws. Forward-looking statements are based on our management's beliefs, assumptions, and expectations of our future economic performance, taking into account the information currently available to them. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties that may cause our actual results, performance or financial condition to be materially different from the expectations of future results, performance or financial condition we express or imply in any forward-looking statements. Some of the important factors that could cause our actual results, performance or financial condition to differ materially from our expectations are:

o General volatility of the capital markets and the market price of our common shares.

o    Changes in the real estate market, interest rates or the general economy.

o    Our  ability  to  identify  and  complete   acquisitions  and  successfully
     integrate businesses we acquire.

o    Our ability to employ and retain qualified employees.

o Our ability, and the ability of our significant vendors, suppliers and customers, to achieve Year 2000 compliance.

o Changes in government regulations that are applicable to our regulated businesses.

o    Changes in the demand for our products.

o    Degree and nature of our competition.

o    Consolidation among our customers.

(inside cover page continued)

     When used in our documents or oral presentations, the words "anticipate," "estimate," "expect," "objective," "projection," "forecast," "goal," or similar words are intended to identify forward-looking statements. We qualify any such forward-looking statements entirely by these cautionary factors.

                                  RISK FACTORS

     In addition to the other information contained in this prospectus, you should carefully consider the following risk factors before investing in our company.

Reduction in revenues during periods when long-term mortgage rates are high, the long-term mortgage fund supply is limited or the economy is weak

     Our revenues decrease as the number of real estate transactions in which our products are purchased decreases. We have found that the number of real estate transactions in which our products are purchased decreases during periods when (i) long-term mortgage rates are high, (ii) the long-term mortgage fund supply is limited or (iii) the economy is weak. We believe that this trend will recur.

Reduction in earnings if acquisition
projections are inaccurate

     Our earnings have improved since 1991 in large part because of our acquisition and integration of non-title insurance businesses which have higher margins than our title insurance businesses. The success or failure of each of these acquisitions has depended in large measure upon the accuracy of our projections. Our projections are not always accurate. Inaccurate projections have, historically, reduced our revenues and increased our expenses thereby reducing our earnings. We expect to continue acquiring non-title insurance businesses and may suffer a reduction in earnings if our projections for any such acquisition that is significant are inaccurate.

Business interruption, shutdown and
liability because of Year 2000 problems

     (i) The inability of our significant suppliers to provide accurate information to us in a timely manner, (ii) our inability to accurately and timely process information and (iii) the inability of our customers to receive and use our products and services, in each case as a result of the inability of information technology and embedded technology to properly recognize a year that begins with "20" instead of "19" (the so-called Year 2000 or Y2K problem), may result in business interruption in or shutdown of certain of our businesses. Additionally, a widespread disruption of telecommunications and utilities as a result of the Year 2000 problem would most likely result in business interruption or shutdown. Business interruption and or shutdown, if prolonged, would most likely result in financial loss, potential regulatory action, harm to our reputation and potential legal liability.

     To the extent we package or use such erroneous information and data provided to us in our products and services, we may incur liability to others. The degree of liability will depend in large measure upon the harm caused and the particular product or services involved. For example, an error in monitoring tax payments for a property under a tax service contract could result in the imposition of a tax lien, thereby leading to a foreclosure proceeding against the property, which in turn could result in harm to the property owner and mortgage lender. By way of contrast, in our credit reporting business, we act as a consumer reporting agency when we use data provided by credit bureaus. As such, under the Fair Credit Reporting Act, we have no liability for inaccuracies in information contained in credit reports so long as we use reasonable procedures to assure the accuracy of such information.

Changes in government regulation could
prohibit or limit certain of our operations

     Our title insurance, home warranty, thrift, trust and investment businesses are regulated by various governmental agencies. Many of our other businesses operate within statutory guidelines. Changes in the applicable regulatory environment or statutory guidelines could prohibit or restrict our existing or future operations. Such restrictions may adversely affect our financial performance.

                                 USE OF PROCEEDS

     We will not receive any proceeds from the sale of the shares offered pursuant to this prospectus; all proceeds from the sale of the shares will be for the account of the selling shareholders.

                              SELLING SHAREHOLDERS

     The following table sets forth, as of the date of this prospectus, the name of each holder of shares that may be sold pursuant to this prospectus, the number of our common shares that each such selling shareholder owns as of such date, the number of our common shares owned by each selling shareholder that may be offered for sale from time to time pursuant to this prospectus, the number of our common shares to be held by each such selling shareholder assuming the sale of all the shares offered hereby and, by footnote, any position or office held or material relationship with The First American Financial Corporation or any of its affiliates within the past three years (other than that of being a shareholder). We may amend or supplement this prospectus from time to time to update the disclosure set forth herein.


====================================================================================================================
                                                                           Number of
                                                   Shares Owned          Shares to be          Shares Owned
                                                     of Record            Offered for            of Record
                                                     Prior to             the Selling        After Completion
                                                   the Offering          Shareholder's        of the Offering
--------------------------------------------------------------------------------------------------------------------
        Name of Selling Shareholder               Number          %         Account           Number          %
--------------------------------------------------------------------------------------------------------------------
Norwest      Mortgage,      Inc.<F1>              521,740         *        521,740            0               0
--------------------------------------------------------------------------------------------------------------------

---------------------
*    Less than 1%.

(1) Norwest Mortgage, Inc. and The First American Financial Corporation, directly or indirectly, each own 50% of RELS Title Services, LLC and RELS, LLC, both of which are Delaware limited liability companies.

                              PLAN OF DISTRIBUTION

     The shares covered by this prospectus may be offered and sold from time to time by the selling shareholders. As used in this section, "selling shareholders" includes donees and pledgees selling shares received from a named selling shareholder after the date of this prospectus. The selling shareholders will act independently of us in making decisions with respect to the timing, manner and price of each sale. The selling shareholders may sell the shares being offered hereby on the New York Stock Exchange, or otherwise, at prices and under terms then prevailing or at prices related to the then current market price, at varying prices or at negotiated prices. The shares may be sold, without limitation, by one or more of the following means of distribution: (i) a block trade in which the broker-dealer so engaged will attempt to sell shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction; (ii) purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;
(iii) a distribution in accordance with the rules of the New York Stock Exchange; (iv) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and (v) in privately negotiated transactions. To the extent required, this prospectus may be amended and supplemented from time to time to describe a specific plan of distribution.

     In connection with distributions of the shares or otherwise, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the shares in the course of hedging the positions they assume with selling shareholders. The selling shareholders may also sell the shares short and deliver the shares offered hereby to close out such short positions. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares offered hereby, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The selling shareholders may also pledge shares to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution may effect sales of the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction). In addition, any shares that qualify for sale pursuant to Rule 144 may, at the option of the holder thereof, be sold under Rule 144 rather than pursuant to this prospectus.

     Any broker-dealer participating in such transactions as agent may receive commissions from the selling shareholders and/or purchasers of the shares offered hereby. Usual and customary brokerage fees will be paid by the selling shareholders. Broker-dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share, and, to the extent such a broker-dealer is unable to do so acting as agent for the selling shareholders, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to the selling shareholders. Broker-dealers who acquire shares as principal may thereafter resell such shares from time to time in transactions (which may involve cross and block transactions and which may involve sales to and through other broker-dealers, including transactions of the nature described above) in the market, in negotiated transactions or otherwise at market prices prevailing at the time of sale or at negotiated prices, and in connection with such resales may pay to, or receive from, the purchasers of such shares, commissions computed as described above.

     In order to comply with the securities laws of certain states, if applicable, the shares will be sold in such jurisdictions only though registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

     We have advised the selling shareholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling shareholders and their affiliates. In addition, we will make copies of this prospectus available to the selling shareholders and have informed them of the need for delivery of copies of this prospectus to purchasers at or prior to the time of any sale of the shares offered hereby. The selling shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act of 1933.

     At the time a particular offer of shares offered pursuant to this prospectus is made, if required, a supplement to this prospectus will be distributed that will set forth the number of shares being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or re-allowed or paid to any dealer, and the proposed selling price to the public.

     We have agreed to keep the registration statement of which this prospectus constitutes a part effective in respect of shares issued pursuant thereto until the first to occur of (i) the date one year from the date of issuance of such shares and (ii) such time as all of the shares offered by the selling shareholders listed above have been sold; we intend to de-register any of the shares not sold by the selling shareholders after such time.

                                  LEGAL MATTERS

     The validity of our common shares offered hereby will be passed upon for us by White & Case LLP, Los Angeles, California.

                                     EXPERTS

     The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 1997, have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                       ***

(outsid back cover page)

o    We have not authorized anyone to give you any information that differs from
     the  information  in  this   prospectus.   If  you  receive  any  different
     information, you should not rely on it.

o The delivery of this prospectus shall not, under any circumstances, create an implication that The First American Financial Corporation is operating under the same conditions that it was operating under when this prospectus was written. Do not assume that the information contained in this prospectus is correct at any time past the date indicated.

o This prospectus does not constitute an offer to sell, or the solicitation of an offer to buy, any securities other than the securities to which it relates.

o This prospectus does not constitute an offer to sell, or the solicitation of an offer to buy, the securities to which it relates in any circumstances in which such offer or solicitation is unlawful.

                           --------------------------

                               Table of Contents

Where You Can Find More Information; Incorporation
  by Reference...............................................................(i)
Special Note of Caution Regarding Forward-Looking Statements................(ii)
Risk Factors...................................................................1
Use of Proceeds................................................................2
Selling Shareholders...........................................................2
Plan of Distribution...........................................................3
Legal Matters..................................................................4
Experts........................................................................4


                                   Prospectus


                              521,740 Common Shares


                                [GRAPHIC OMITTED]


                               THE FIRST AMERICAN
                              FINANCIAL CORPORATION



                            Dated ____________, 1999

                                     Part II

                     Information Not Required in prospectus

Item 14. Other Expenses of Issuance and Distribution.

     The Company will pay all expenses incident to the offering and sale to the public of the shares being registered other than any commissions and discounts of underwriters, dealers or agents and any transfer taxes. Such expenses are set forth in the following table. All of the amounts shown are estimates except for the Securities and Exchange Commission ("Commission") registration fee.

Commission registration fee...........................................    $4,641
New York Stock Exchange listing fee...................................    $3,500
Printing expenses.....................................................    $1,000
Transfer Agent fees and expenses......................................    $1,000
Accounting fees and expenses..........................................    $5,000
Legal fees and expenses, including "blue sky".........................   $10,000
Miscellaneous.........................................................    $3,000
                                                                         -------
         Total........................................................   $28,141
                                                                         =======

Item 15. Indemnification of Directors and Officers.

     Subject to certain limitations, Section 317 of the California Corporations Code provides in part that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that the person is or was an agent (which term includes officers and directors) of the corporation, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful.

     The California indemnification statute set forth in Section 317 of the California Corporations Code (noted above) is nonexclusive and allows a corporation to expand the scope of indemnification provided, whether by provisions in its Bylaws or by agreement, to the extent authorized in the corporation's articles.

     The Restated Articles of Incorporation of the Registrant provide that: "The liability of the directors of the Corporation for monetary damages shall be eliminated to the fullest extent permissible under California law." The effect of this provision is to exculpate directors from any liability to the Registrant, or anyone claiming on the Registrant's behalf, for breaches of the directors' duty of care. However, the provision does not eliminate or limit the liability of a director for actions taken in his capacity as an officer. In addition, the provision applies only to monetary damages and is not intended to impair the rights of parties suing on behalf of the Registrant to seek equitable remedies (such as actions to enjoin or rescind a transaction involving a breach of the directors' duty of care or loyalty).

     The Bylaws of the Registrant provide that, subject to certain qualifications, "(i) The corporation shall indemnify its Officers and Directors to the fullest extent permitted by law, including those circumstances in which indemnification would otherwise be discretionary; (ii) the corporation is required to advance expenses to its Officers and Directors as incurred, including expenses relating to obtaining a determination that such Officers and Directors are entitled to indemnification, provided that they undertake to repay the amount advanced if it is ultimately determined that they are not entitled to indemnification; (iii) an Officer or Director may bring suit against the corporation if a claim for indemnification is not timely paid; (iv) the corporation may not retroactively amend this Section 1 in a way which is adverse to its Officers and Directors; (v) the provisions of subsections (i) through
(iv) above shall apply to all past and present Officers and Directors of the corporation." "Officer" includes the following officers of the Registrant:
Chairman of the Board, President, Vice President, Secretary, Assistant Secretary, Chief Financial Officer, Treasurer, Assistant Treasurer and such other officers as the board shall designate from time to time. "Director" of the Registrant means any person appointed to serve on the Registrant's board of directors either by its shareholders or by the remaining board members.

     Each of the Registrant's 1996 Stock Option Plan and its 1997 Directors' Stock Plan (each individually, the "Plan") provides that, subject to certain conditions, "The Company shall, through the purchase of insurance or otherwise, indemnify each member of the Board (or board of directors of any affiliate), each member of the [Compensation] Committee, and any [other] employees to whom any responsibility with respect to the Plan is allocated or delegated, from and against any and all claims, losses, damages, and expenses, including attorneys' fees, and any liability, including any amounts paid in settlement with the Company's approval, arising from the individual's action or failure to act, except when the same is judicially determined to be attributable to the gross negligence or willful misconduct of such person."

     The Registrant's Deferred Compensation Plan provides that, "To the extent permitted by applicable state law, the Company shall indemnify and save harmless the Committee and each member thereof, the Board of Directors and any delegate of the Committee who is an employee of the Company against any and all expenses, liabilities and claims, including legal fees to defend against such liabilities and claims arising out of their discharge in good faith of responsibilities under or incident to the Plan, other than expenses and liabilities arising out of willful misconduct. This indemnity shall not preclude such further indemnities as may be available under insurance purchased by the Company or provided by the Company under any bylaw, agreement or otherwise, as such indemnities are permitted under state law."

Item 16. Exhibits and Financial Statement Schedules.

4.1. Description of the Registrant's capital stock in Article Sixth of the Restated Articles of Incorporation of The First American Financial Corporation, incorporated by reference to Exhibit 3.1 of the Registrant's Post-Effective Amendment No. 1 to Registration Statement on Form S-4 dated July 28, 1998.

4.2. Rights   Agreement,   incorporated   by  reference  to  Exhibit  4  of  the
     Registrant's Registration Statement on Form 8-A dated November 7, 1997.

5.   Opinion of counsel regarding legality.

23.1. Consent of independent accountant.

23.2. Consent of counsel (contained in Exhibit 5).

24.  Power of Attorney.

Item 17. Undertakings.

The undersigned Registrant hereby undertakes:

     (1) To file, during the period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                      * * *

                                   Signatures

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has caused this Pre-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Santa Ana, state of California, on January 14, 1999.



                                        THE FIRST AMERICAN FINANCIAL CORPORATION


                                        By /s/ Parker S. Kennedy
                                          --------------------------------------
                                          Parker S. Kennedy, President
                                          (Principal Executive Officer)


     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Pre-Effective Amendment No. 1 to Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



Date:  January 14, 1999                 By /s/ D.P. Kennedy
                                          --------------------------------------
                                           D.P. Kennedy, Chairman and Director

Date:  January 14, 1999                 By /s/ Parker S. Kennedy
                                           -------------------------------------
                                           Parker S. Kennedy, President and
                                           Director

Date:  January 14, 1999                 By /s/ Thomas A. Klemens
                                           -------------------------------------
                                           Thomas A. Klemens, Executive Vice
                                           President, Chief Financial Officer
                                           (Principal Financial and Accounting
                                           Officer)

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Pre-Effective Amendment No. 1 to Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Date:  January 14, 1999                 By /s/ George L Argyros*
                                           -------------------------------------
                                           George L. Argyros, Director

Date:  January 14, 1999                 By /s/ Gary J. Beban*
                                           -------------------------------------
                                           Gary J. Beban, Director

Date:  January 14, 1999                 By /s/ J. David Chatham*
                                           -------------------------------------
                                           J. David Chatham, Director

Date:  January 14, 1999                 By /s/ William G. Davis*
                                           -------------------------------------
                                           William G. Davis, Director

Date:  January 14, 1999                 By /s/ James L. Doti*
                                           -------------------------------------
                                           James L. Doti, Director

Date:  January 14, 1999                 By /s/ Lewis W. Douglas, Jr.*
                                           -------------------------------------
                                           Lewis W. Douglas, Jr., Director

Date:  January 14, 1999                 By /s/ Paul B. Fay, Jr.*
                                           -------------------------------------
                                           Paul B. Fay, Jr., Director

Date:  January 14, 1999                 By /s/ Dale F. Frey*
                                           -------------------------------------
                                           Dale F. Frey, Director

Date:  January 14, 1999                 By /s/ Anthony R. Moiso*
                                           -------------------------------------
                                          Anthony R. Moiso, Director

Date:  January 14, 1999                 By /s/ Frank O'Bryan*
                                           -------------------------------------
                                          Frank O'Bryan, Director

Date:                                   By
                                           -------------------------------------
                                           Roslyn B. Payne, Director

Date:  January 14, 1999                 By /s/ D. Van Skilling*
                                           -------------------------------------
                                           D. Van Skilling, Director

Date:  January 14, 1999                 By /s/ Virginia Ueberroth*
                                           -------------------------------------
                                           Virginia Ueberroth, Director

*By/s/ Mark R Arnesen
    --------------------------------
    Mark R Arnesen
    Attorney-in-Fact

Exhibit Index

Exhibit
Number    Description

4.1. Description of the Registrant's capital stock in Article Sixth of the Restated Articles of Incorporation of The First American Financial Corporation, incorporated by reference to Exhibit 3.1 of the Registrant's Post-Effective Amendment No. 1 to Registration Statement on Form S-4 dated July 28, 1998.

4.2. Rights Agreement, incorporated by reference to Exhibit 4 of the Registrant's Registration Statement on Form 8-A dated November 7, 1997.

5.        Opinion of counsel regarding legality (previously filed).

23.1.     Consent of independent accountants (previously filed).

23.2.     Consent of counsel (contained in Exhibit 5)(previously filed).

24.       Power of Attorney (previously filed).